As filed with the Securities and Exchange Commission on February 6, 2008
                                                             Registration
                                                             No. 333-_______

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 NEOPHARM, INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                                51-0327880
      (State or Other Jurisdiction of         (I.R.S. Employer Identification
      Incorporation or Organization)                      Number)

                1850 Lakeside Drive
                    Waukegan, IL                           60085
          (Address of Principal Executive               (Zip Code)
                      Offices)

                        NeoPharm, Inc. 2006 Equity Incentive Plan
                               (Full Title of the Plan)

             Laurence P. Birch             with copies of correspondence to:
          Chief Executive Officer               Christopher R. Manning
              NeoPharm, Inc.           Burke, Warren, MacKay & Serritella, P.C.
            1850 Lakeside Drive             330 N. Wabash Ave., Suite 2200
            Waukegan, IL 60085                     Chicago, IL 60611
              (847) 887-0800                        (312) 840-7000
  (Name, address and telephone number of
             agent for service)

                         CALCULATION OF REGISTRATION FEE

   Title of Each Class of    Amount to be   Proposed Maximum  Proposed Maximum   Amount of
      Securities to be        Registered(1)  Offering Price       Aggregate      Registration
       Registered (1)                              Per         Offering Price        Fee
                                                Share (2)            (2)
---------------------------- -------------- ----------------- ----------------- -------------

  Common Stock, par value
         $0.0002145
         per share                2,400,000             $0.55        $1,320,000        $51.88
============================ ============== ================= ================= =============

(1) This Registration Statement covers 2,400,000 additional shares of common stock of NeoPharm Inc., a Delaware corporation (the "Company"), $0.0002145 par value per share (the "Common Stock"), being registered hereby for issuance pursuant to the NeoPharm, Inc. 2006 Equity Incentive Plan (the "Plan") by virtue of an amendment to the Plan increasing the number of shares issuable under the Plan by 2,400,000 to a total of 3,400,000. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares of Common Stock as may become issuable under the Plan, as a result of stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act, on the basis of the average of the high and low prices of the Common Stock on January 31, 2008, as reported on the Nasdaq Global Market.

================================================================================

5

Statement Regarding Registration of Additional Securities
Pursuant to General Instruction E

      This registration statement is being filed to register an additional 2,400,000 shares of Common Stock of the Company for issuance under the Company's 2006 Equity Incentive Plan, as amended (the "Plan"). The issuance of the additional shares under the Plan was approved by the Company's board of directors and by the Company's shareholders. This registration statement incorporates by reference the contents of the Company's Form S-8 registration statement (Registration No. 333-135502) filed with the Securities and Exchange Commission ("Commission") on June 30, 2006.

                                     PART II
                     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents that we have filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2006, as amended by the Company's filing of Form 10-K/A on April 27, 2007;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2007;

     (d) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, as amended by the Company's filing of Form 10-Q/A, Amendment No. 1, on November 8, 2007, and as further amended by the Company's filing of Form 10-Q/A, Amendment No. 2, on November 15, 2007.

     (e) The Company's Current Reports on Form 8-K filed with the Commission on March 7, 2007, March 27, 2007, April 4, 2007, April 20, 2007, May 16,
          2007, May 29, 2007, June 1, 2007, June 21, 2007, July 6, 2007,  August
          21, 2007, September 14, 2007, and December 28, 2007;

     (f) The Company's proxy statement on Schedule 14A, filed with the Commission on July 6, 2007;

     (g) The description of the Company's Common Stock as contained in the Company's Registration Statement on Form 8-A and the description of the Registrant's Preferred Share Purchase Rights Plan contained in the Registration Statement on Form 8-A, under Section 12(g) of the Securities Exchange Act of 1934, including all amendments and reports filed for the purpose of updating those descriptions.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      None.

Item 6. Indemnification of Directors and Officers.

      The Company's Amended and Restated Certificate of Incorporation eliminates the liability of the Registrant's directors for monetary damages for breach of fiduciary duty as directors to the maximum extent provided by Delaware Law. The Company's Amended and Restated Bylaws provide that the Registrant shall indemnify its officers, directors and persons who are or were serving as officers or directors of another entity at the request of the Company to the maximum extent permitted by Delaware Law. The Amended and Restated Bylaws further provide that the Company may also indemnify its other employees and agents (which designations include any person (i) who is or was an employee or agent of the Company, (ii) who is or was serving at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor of the corporation or of another corporation or another enterprise at the request of such predecessor corporation) against expenses (including reasonable attorneys fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company.

      Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person made a party to an action (other than an action by or in the right of the corporation) by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action (other than an action by or in the right of the corporation), has no reasonable cause to believe his or her conduct was unlawful.

      In addition, and as permitted by the Company's Amended and Restated Bylaws, the Company maintains a directors' and officers' liability insurance policy to insure its liability under the above-described provisions of its Certificate of Incorporation and Bylaws.

Item 7. Exemption From Registration Claimed.

      Not applicable.

Item 8. Exhibits.

Exhibit
   No.                                         Description
--------  ------------------------------------------------------------------------------------
          NeoPharm, Inc. 2006 Equity Incentive Plan, as amended, incorporated by reference from Appendix A to the Company's Proxy Statement on Schedule 14A filed July 6,
  4.4      2007.

  5.1*    Opinion of Burke, Warren, MacKay & Serritella, P.C.

 23.1*    Consent of KPMG LLP

 23.2*    Consent of Burke, Warren, MacKay & Serritella, P.C. (contained in Exhibit 5.1.)

24.1 *    Power of Attorney (included in the signature page to this Registration Statement)

------------------------

* Filed herewith.


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



Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section l5( d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15( d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois, on this 5th day of February, 2008.

                                 NEOPHARM, INC.,



                             By: /s/ Laurence P. Birch
                                 -------------------------------
                                  Laurence P. Birch
                                  President and Chief Executive Officer and
                                  Acting Chief Financial Officer



                                POWER OF ATTORNEY

We, the undersigned officers and directors of NeoPharm, Inc., a Delaware corporation, hereby severally and individually constitute and appoint Laurence
P. Birch and Shahid Ali, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and other instruments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                  Title                    Date

/s/ Laurence P. Birch   President and Chief Executive Officer       February 5, 2008
Laurence P. Birch       (Principal Executive Officer) and Acting
                         Chief Financial Officer (Principal
                         Accounting and Principal Financial
                         Officer) and Director
-----------------------

/s/ Frank C. Becker     Director                                    February 5, 2008
Frank C. Becker
-----------------------

/s/ Bernard A. Fox      Director                                    February 5, 2008
Bernard A. Fox, PhD
-----------------------

/s/ Paul E. Freiman     Director                                    February 5, 2008
Paul E. Freiman
-----------------------

/s/ John N. Kapoor      Chairman of the Board                       February 5, 2008
John N. Kapoor
-----------------------

                                  EXHIBIT INDEX


Exhibit
 No.                                   Description
-------- -----------------------------------------------------------------------
         NeoPharm, Inc. 2006 Equity Incentive Plan, as amended, incorporated by reference from Appendix A to the Company's Proxy Statement on Schedule
     4.4  14A filed July 6, 2007.

5.1*     Opinion of Burke, Warren, MacKay & Serritella, P.C.

23.1*    Consent of KPMG LLP

23.2*    Consent of Burke, Warren, MacKay & Serritella, P.C. (contained in
          Exhibit 5.1.)

24.1 *   Power of Attorney (included in the signature page to this Registration
          Statement)


                                       5